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                                                                    EXHIBIT 99.2


                                                                 (WILLIAMS LOGO)

NEWS RELEASE

NYSE: WMB                                           Leading Energy SOLUTIONS(SM)

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
DATE:     June 10, 2002

CONTACT:  Ellen Averill                      Jay Henderson                      Richard George
          Williams (media relations)         Williams (investor relations)      Williams (investor relations)
          (918) 573-6476                     (918) 573-3879                     (918) 573-3679
          ellen.averill@williams.com         jay.henderson@williams.com         richard.george@williams.com
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            WILLIAMS SETS 2ND QUARTER '02 RECURRING EARNINGS GUIDANCE

           TULSA, Okla. -- Williams (NYSE:WMB) today said it expects to produce recurring earnings per share in the range of 20 cents to 25 cents for the second quarter of this year.

           The company made the announcement this morning during a live conference call with analysts. The call is available for replay on the company's website at www.williams.com or by calling (888) 203-1112 domestic, (719) 457-0820 international. ID for the telephone replay is 117297.

ABOUT WILLIAMS (NYSE: WMB)

Williams moves, manages and markets a variety of energy products, including natural gas, liquid hydrocarbons, petroleum and electricity. Our operations span the energy value chain from wellhead to burner tip. Based in Tulsa, Okla., Williams and its 12,000 worldwide employees contributed $45 million in 2001 to support the environment, health and human services, the arts, and education in its communities. Williams information is available at www.williams.com.

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Portions of this document may constitute "forward-looking statements" as defined by federal law. Although the company believes any such statements are based on reasonable assumptions, there is no assurance that actual outcomes will not be materially different. Any such statements are made in reliance on the "safe harbor" protections provided under the Private Securities Reform Act of 1995. Additional information about issues that could lead to material changes in performance is contained in the company's annual reports filed with the Securities and Exchange Commission.